EXHIBIT 23.2

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Forefront Venture Partners, L.P.
Santa Clara, California

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Avant! Corporation of our report dated February 9, 2001, except for Note 4, as to which the date is March 30, 2001, relating to the financial statements of Forefront Venture Partners, L. P. appearing in Avant! Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
San Jose, California
April 2, 2001